UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2018

Cole Credit Property Trust IV, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54939	27-3148022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, 10th Floor, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01    Other Events

On March 30, 2018, CIM Group, LLC, the owner of the sponsor of Cole Credit Property Trust IV, Inc. (the “Company”), issued a press release announcing an estimated per share net asset value (“NAV”) of the Company’s common stock of $9.37. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Determination of Estimated Per Share NAV

Overview

Based on the recommendation from a valuation committee comprised solely of independent directors of the Company, including the independent Chairman of the Board (the “Valuation Committee”), on March 29, 2018, the Company’s board of directors (the “Board”) unanimously approved and established an estimated per share NAV of the Company’s common stock of $9.37 based on an estimated market value of the Company’s assets less the estimated market value of the Company’s liabilities, divided by the total number of shares outstanding, as of December 31, 2017. The Company is providing this estimated per share NAV to assist broker-dealers that participated in the Company’s public offering in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340. The estimated per share NAV will first appear on stockholder account statements for the quarter ended March 31, 2018. The Board previously determined an estimated per share NAV of the Company’s common stock of $10.08 as of December 31, 2016, $9.92 as of September 30, 2016 and $9.70 as of August 31, 2015. The Company intends to publish an updated estimated per share NAV on at least an annual basis.

Process

In determining the estimated per share NAV, the Board considered information and analysis including valuation materials that were provided by Duff & Phelps, LLC (“Duff & Phelps”), information provided by the Company’s advisor, Cole REIT Advisors IV, LLC (“CR IV Advisors”), and the estimated per share NAV recommendation made by the Valuation Committee. Duff & Phelps is an independent global valuation advisory and corporate finance consulting firm that specializes in providing real estate valuation services that was engaged by the Company to perform a valuation of the properties that were acquired prior to June 30, 2017 and, for each property acquired after June 30, 2017, perform a positive assurance analysis utilizing the property’s acquisition price as the estimated value, as further described below. Duff & Phelps also reviewed the Company’s methodology for estimating fair market adjustments to the Company’s debt and determined that the approach was reasonable.
The engagement of Duff & Phelps was approved by the Valuation Committee. Duff & Phelps’ scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Several members of the Duff & Phelps engagement team who certified the methodologies and assumptions applied by the Company hold a Member of Appraisal Institute (“MAI”) designation. Duff & Phelps was previously engaged by the Company in July 2015, July 2016 and December 2017 to assist the Board in determining the estimated per share NAV of the Company. In January 2016, Duff & Phelps was engaged by Cole Credit Property Trust V, Inc. (“CCPT V”), another real estate program sponsored by our sponsor, to assist its board of directors in determining the estimated per share NAV of CCPT V, and was later engaged by CCPT V in December 2016 and December 2017 to assist its board of directors in determining an updated estimated per share NAV. Other than the engagements with CCPT V and the prior engagements with the Company as described herein, Duff & Phelps does not have any direct interests in any transaction with the Company or the Company’s advisor or its affiliates, and has not performed any other services for the Company or the Company’s advisor or its affiliates during the past two years.
The analysis provided by Duff & Phelps included a range of NAVs of the Company’s shares, and the Board believes that the use of the “NAV Methodology,” as discussed below, as the primary or sole indicator of value has become widely accepted as a best practice in the valuation of non-listed REIT shares, and therefore the Board determined to use the NAV Methodology in establishing the estimated per share NAV. Based on these considerations, the Valuation Committee recommended and the Board established an estimated per share NAV of the Company’s common stock, as of December 31, 2017, of $9.37 per share, which was within the $9.10 to $10.14 per share valuation range calculated by Duff & Phelps using the NAV Methodology. The valuation was performed in accordance with the provisions of the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. The Board is ultimately and solely responsible for the establishment of the estimated per share NAV.

Valuation Methodology

In preparing its valuation materials and in reaching its conclusions as to the reasonableness of the methodologies and assumptions used by the Company to value its assets, Duff & Phelps, among other things:

•
reviewed financial and operating information requested from, or provided by, the Company, including property level cash flow projections for each of the properties and market leasing assumptions for each of the multi-tenant properties;

•
researched the market by means of publications and other resources to measure current market conditions, supply and demand factors, and growth patterns and their effect on each of the subject properties;

•	reviewed all other assets and liabilities of the Company, including mortgage debt, to determine the reasonableness of fair value of such items as of the valuation date; and

•	reviewed Company provided valuation, including narratives, computations and supporting documentation;

•
discussed the valuations and related write-ups with the relevant members of the Company’s deal teams or valuation group to understand the Company’s expectations and intent with respect to each of the properties;

•	performed such other analyses and studies, and considered such other factors, as Duff & Phelps considered appropriate.
For 794 single-tenant properties and 100 multi-tenant properties that were acquired by the Company prior to June 30, 2017 for which Duff & Phelps performed a full valuation, Duff & Phelps utilized two approaches pursuant to the NAV Methodology in valuing the Company’s real estate assets that are commonly used in the commercial real estate industry. The following is a summary of the NAV Methodology and the valuation approaches used by Duff & Phelps. For 15 properties acquired by the Company since June 30, 2017, Duff & Phelps used the acquisition price as the value after performance of a positive assurance analysis.

NAV Methodology – The NAV Methodology determines the value of the Company by determining the estimated market value of the Company’s entity level assets, including real estate assets, and subtracting the market value of its entity level liabilities, including its debt. The materials provided by Duff & Phelps to estimate the value of the real estate assets were prepared using discrete estimations of “as is” market valuations for each of the properties in the Company’s portfolio using the income capitalization approach as the primary indicator of value and the sales comparison approach as a secondary approach to value, as discussed in greater detail below. From the aggregate values of the individual properties, Duff & Phelps made adjustments to reflect balance sheet assets and liabilities. The resulting amount, which is the estimated NAV of the Company, is divided by the number of shares of common stock outstanding to determine the estimated per share NAV. Duff & Phelps also reviewed the Company’s methodology for estimating fair market adjustments to the debt and determined that the approach was reasonable.

Determination of Estimated Market Value of the Company’s Real Estate Assets Under the NAV Methodology

Income Capitalization Approach – The income capitalization approach simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its lifetime. The net operating income (“NOI”) developed in Duff & Phelps’ analysis is the balance of potential income remaining after vacancy, collection loss and operating expenses. This NOI was then capitalized at an appropriate rate to derive an estimate of value (the “Direct Capitalization Method”) or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis (the “DCF Method”). Thus, two key steps were involved: (1) estimating the NOI applicable to the subject property and (2) choosing appropriate capitalization rates and discount rates.
Duff & Phelps utilized the Direct Capitalization Method for the properties in the Company’s portfolio with more than eight years remaining on their existing leases, or whose options will likely be exercised so that the remaining term is greater than eight years, and the DCF Method for the remaining properties.

The following summarizes the range of overall capitalization rates Duff & Phelps used to arrive at the estimated market values of the Company’s properties valued using the Direct Capitalization Method:

	Range	Weighted-Average
Overall Capitalization Rate	4.75% to 8.25%	6.27%

The following summarizes the range of terminal capitalization rates, discount rates and implied overall capitalization rates Duff & Phelps used to arrive at the estimated market values of the Company’s properties valued using the DCF Method:

	Range	Weighted-Average
Terminal Capitalization Rate	5.75% to 9.00%	7.23%
Discount Rate	6.00% to 10.00%	7.83%
Implied Overall Capitalization Rate	3.33% to 9.45%	6.74%

The Board believes that the assumptions employed by Duff & Phelps in the income capitalization approach are reasonable and within the ranges used for properties that are similar to the Company’s properties and held by investors with similar expectations to the Company’s investors. However, a change in the assumptions would impact the calculation of the value of the Company’s investments in real estate. For example, assuming all other factors remain unchanged, an increase of 25 basis points in the capitalization rates determined for the Company’s properties valued using the Direct Capitalization Method, together with an increase of 25 basis points in the discount rates used for properties valued using the DCF Method, would result in a decrease of $0.50 per share from the approximate mid-point of Duff & Phelps’ valuation range, while a 25 basis point decrease in these rates would result in an increase of $0.54 per share from the approximate mid-point of the valuation range. Further, each of these assumptions could change by more than 25 basis points or not change at all.
Sales Comparison Approach – The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as the price for comparable improved properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes.
Utilizing the NAV Methodology, including use of the two approaches to value the Company’s real estate assets noted above, and dividing by the approximately 311.6 million shares of the Company’s common stock outstanding on December 31, 2017, resulted in an estimated valuation range of $9.10 to $10.14 per share, with a base value or approximate mid-point of $9.61.
Duff & Phelps prepared and provided to the Company a report containing, among other information, a range of net asset values for the Company’s common stock as of December 31, 2017 (the “Valuation Report”). On March 21, 2018, the Valuation Committee conferred with Duff & Phelps regarding the methodologies and assumptions used in the Valuation Report, and discussed the Valuation Report and related issues with the Company’s advisor. The Valuation Committee met again to discuss the valuation on March 29, 2018. In determining a recommended per share NAV, the Valuation Committee considered the analysis provided by Duff & Phelps and the range of values Duff & Phelps determined, input from the Company’s advisor regarding the nature and characteristics of the real estate assets in the portfolio, and general real estate market conditions. Based upon this information, the Valuation Committee determined to recommend to the Board an estimated per share NAV of $9.37 for its common stock, which incorporated the low end of the range of values determined by Duff & Phelps with respect to the Company’s multi-tenant properties and its single tenant properties with less than ten years remaining lease term and the midpoint of the range of values for the Company’s single tenant properties with lease terms in excess of ten years.
The table below sets forth the calculation of the Company’s estimated per share NAV as of December 31, 2017 (dollars in thousands, except per share values):

	Estimated NAV	Estimated Per Share NAV
Investment in Real Estate Assets	$5,401,769	$17.34
Other Assets	53,011	0.17
Total Assets	5,454,780	17.51

Notes Payable and Credit Facility	2,480,564	7.96
Other Liabilities	54,690	0.18
Total Liabilities	2,535,254	8.14
Total Estimated Value as of December 31, 2017	$2,919,526	$9.37
Shares Outstanding (in thousands)	311,582

The table below sets forth the calculation of the Company’s estimated per share NAV as of December 31, 2016 (dollars in thousands, except per share values):

	Estimated NAV	Estimated Per Share NAV
Investment in Real Estate Assets	$5,402,397	$17.33
Other Assets	52,235	0.17
Total Assets	5,454,632	17.49

Notes Payable and Credit Facility	2,248,485	7.21
Other Liabilities	62,232	0.20
Total Liabilities	2,310,717	7.41
Total Estimated Value as of December 31, 2016	$3,143,915	$10.08
Shares Outstanding (in thousands)	311,817
Exclusions from Estimated Per Share NAV

The estimated per share NAV recommended by the Valuation Committee and approved by the Board does not reflect any “portfolio premium,” nor does it reflect an enterprise value of the Company, which may include a premium or discount to NAV for:

•	the size of the Company’s portfolio, as some buyers may pay more for a portfolio compared to prices for individual investments;

•	the overall geographic and tenant diversity of the portfolio as a whole;

•
the characteristics of the Company’s working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;

•	certain third-party transaction or other expenses that would be necessary to realize the value;

•	services being provided by personnel of CR IV Advisors under the advisory agreement and the Company’s potential ability to secure the services of a management team on a long-term basis; or

•	the potential difference in per share NAV if the Company were to list its shares of common stock on a national securities exchange.
Limitations of the Estimated Per Share NAV

As with any valuation methodology, the NAV Methodology used by the Board in reaching an estimate of the per share NAV of the Company’s shares is based upon a number of estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different valuation methods, estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the per share NAV of the Company’s shares. In addition, the Board’s estimate of the per share NAV is not based on the book values of the Company’s real estate, as determined by generally accepted accounting principles, as the Company’s book value for most real estate is based on the amortized cost of the property, subject to certain adjustments.

Furthermore, in reaching an estimate of the per share NAV of the Company’s shares, the Board did not include a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, although selling costs were used by Duff & Phelps in the individual valuation of multi-tenant properties using the DCF Method, other costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy involves a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio, were not included in the Board’s estimate of the per share NAV of the Company’s shares.

As a result, there can be no assurance that:

•	stockholders will be able to realize the estimated per share NAV upon attempting to sell their shares; or

•
the Company will be able to achieve, for its stockholders, the estimated per share NAV upon a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio.

Furthermore, the estimated per share NAV of the Company’s shares was calculated as of a particular point in time. The per share NAV of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and changes in the real estate and capital markets.

Additional Information Regarding Engagement of Duff & Phelps

Duff & Phelps’ valuation materials were addressed solely to the Company in connection with the approval by the Board of an estimated per share NAV of the common stock of the Company as of December 31, 2017. Duff & Phelps’ valuation materials provided to the Company do not constitute a recommendation to purchase or sell any shares of the Company’s common stock or other securities. The estimated per share NAV of the Company’s common stock may vary depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally, such as changes in economic or market conditions, changes in interest rates, changes in the supply of and demand for commercial real estate properties and changes in tenants’ financial condition.

In connection with its review, while Duff & Phelps reviewed the information supplied or otherwise made available to it by the Company for reasonableness, Duff & Phelps assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Duff & Phelps, Duff & Phelps assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise Duff & Phelps promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.

In preparing its valuation materials, Duff & Phelps did not, and was not requested to, solicit third-party indications of interest for the Company in connection with possible purchases of the Company’s securities or the acquisition of all or any part of the Company.

In performing its analyses, Duff & Phelps made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond Duff & Phelps’ control and the control of the Company. The analyses performed by Duff & Phelps are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not reflect the prices at which properties may actually be sold, and such estimates are inherently subject to uncertainty. As stated above, the Board considered other factors in establishing the estimated per share NAV of the Company’s common stock in addition to the materials prepared by Duff & Phelps. Consequently, the analyses contained in the Duff & Phelps materials should not be viewed as being determinative of the Board’s estimate of the per share NAV of the Company’s common stock.

Duff & Phelps’ materials were necessarily based upon market, economic, financial and other circumstances and conditions existing at December 31, 2017, and any material change in such circumstances and conditions may have affected Duff & Phelps’ analysis, but Duff & Phelps does not have, and has disclaimed, any obligation to update, revise or reaffirm its materials as of any date subsequent to December 31, 2017.

For services rendered in connection with and upon the delivery of its valuation materials, the Company paid Duff & Phelps a customary fee. The compensation Duff & Phelps received was based on the scope of work and was not contingent on an action or event resulting from analyses, opinions, or conclusions in its valuation materials or from its use. In addition, Duff & Phelps’ compensation for completing the valuation was not contingent upon the development or reporting of a predetermined value or direction in value that favors the Company, the amount of the estimated value, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the valuation materials. The Company also agreed to reimburse Duff & Phelps for its expenses incurred in connection with its services, and will indemnify Duff & Phelps against certain liabilities arising out of its engagement.

Distribution Reinvestment Plan

Pursuant to the terms of the Company’s distribution reinvestment plan currently in effect (the “DRIP”), distributions will be reinvested in shares of the Company’s common stock at a price equal to the most recently disclosed estimated per share NAV, as determined by the Board, less the aggregate distributions per share of any net sale proceeds from the sale of one or more of the Company’s assets or other special distributions so designated by the Board. Accordingly, commencing on March 29, 2018, shares of the Company’s common stock issued pursuant to the DRIP will be issued for $9.37 per share, until such time as the Board determines a new estimated per share NAV.

A participant may terminate participation in the DRIP at any time by delivering a written notice to the administrator. To be effective for any monthly distribution, such termination notice must be received by the administrator prior to the last business day of the month to which the distribution relates. Any notice of termination should be sent by mail to Investor Services Department, 2325 East Camelback Road, 10th Floor, Phoenix, Arizona 85016.
Stockholders who presently participate in the DRIP do not need to take any action to continue their participation in the DRIP.
Share Redemption Program

In accordance with the Company’s share redemption program, the per share redemption price (other than for shares purchased pursuant to the DRIP) will depend on the length of time the redeeming stockholder has held such shares as follows: after two years from the purchase date, 97.5% of the most recent estimated per share NAV; and after three years from the purchase date, 100% of the most recent estimated per share NAV. The redemption price for shares purchased pursuant to the DRIP will be 100% of the most recent estimated per share NAV. As a result of the Board’s determination of an estimated per share NAV of the Company’s shares of common stock, commencing on March 29, 2018, the estimated per share NAV of $9.37 will serve as the most recent estimated per share NAV for purposes of the share redemption program, until such time as the Board determines a new estimated per share NAV.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business and the methodology and assumptions used in determining the most recent estimated per share NAV of the Company’s common stock. Duff & Phelps relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Duff & Phelps’ valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “believes,” “potential,” “may,” “will,” “should,” “intends,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission (“SEC”). Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated per share NAV.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press release dated March 30, 2018.
99.2	Consent of Duff & Phelps, LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2018	COLE CREDIT PROPERTY TRUST IV, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)